FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (date of earliest event reported):  May 2, 2002

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
 (Exact name of Registrant as specified in its charter)

Virginia	54-1837743	001-13731
(State or other jurisdiction of organization)	(I.R.S. Employer incorporation or Identification No.)	(Commission File Number)

1001 Nineteenth Street North
 Arlington, VA 22209
(Address of principal executive offices) (Zip code)

(703) 312-9500
(Registrant's telephone number including area code)

Item 5. Other Events and Regulation FD Disclosure

1. On May 1, 2002, Friedman, Billings, Ramsey Group Inc. issued a press release announcing its earnings for the 1st quarter 2002.  The entire text of that press release is being filed herewith and attached as Exhibit 99.1

2. On May 2, 2002, Friedman, Billings, Ramsey Group, Inc., held a conference call announcing its earnings for the 1st quarter 2002.  The text of the prepared statements by Mr. Friedman and Mr. Billings are being filed herewith as Exhibit 99.2

99.1 Press Release dated May 1, 2002
99.2 Text of conference call prepared statements by Mr. Friedman and Mr. Billings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Date: May 2, 2002	By: /s/ Emanuel J. Friedman

Emanuel J. Friedman
Chairman and Co-Chief Executive Officer